AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2006
                                              REGISTRATION NO. _______________

==============================================================================



                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             Form S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                  DataLogic International, Inc.
_____________________________________________________________________________
      (Exact name of Registrant as specified in its charter)

             Delaware                                           33-0755473
_____________________________________________________________________________
 (State or other jurisdiction of                              (IRS Employer
 incorporation or organization)                           Identification No.)


                   18301 Von Karman, Suite 250
                         Irvine, CA 92612
_____________________________________________________________________________
   (Address of Principal Executive Offices, including ZIP Code)

           2005 Non-Qualified Stock & Stock Option Plan
                    2006 Stock Incentive Plan
_____________________________________________________________________________
                     (Full title of the plan)

                           Keith Moore
                   18301 Von Karman, Suite 250
                        Irvine, CA 92612
_____________________________________________________________________________
              (Name and address of agent for service)

                          (949) 260-0120
_____________________________________________________________________________
  (Telephone number, including area code, of agent for service)






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





                 CALCULATION OF REGISTRATION FEE

                                        Proposed     Proposed
                                        Maximum      Maximum
                      Amount of         Offering     Aggregate    Amount of
Title of Securities   Shares to be      Price        Offering     Registration
to be Registered      Registered (1)    Per Share    Price(2)     Fee
_____________________________________________________________________________
 $.001 par value
 common stock         15,000,000(3)     $  0.14      $ 2,100,000  $ 224.70

  TOTALS              15,000,000                     $ 2,100,000  $ 224.70

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under either of the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.
(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of a date within five business days prior to the filing of this registration statement.
(3) Represents (a) 7,000,000 additional shares of common stock available for issuance under the DataLogic International, Inc. 2005 Non-Qualified Stock & Stock Option Plan, as amended (the "2005 Plan") and (b) 8,000,000 shares of common stock available for issuance under the DataLogic International, Inc. 2006 Stock Incentive Plan (the "2006 Plan"). The offer and sale of 5,000,000 shares of common stock under the 2005 Plan, which may previously have been or may in the future be issued upon exercise of options under the 2005 Plan, were previously registered on Form S-8 Registration Statement No. 333-126130.



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

                        TABLE OF CONTENTS


Information Required in the Section 10(a) Prospectus........................4

Item 1.  The Plan Information...............................................4

Item 2.  Registrant Information and Employee Plan Annual Information........4


Information Required in the Registration Statement..........................4

Item 3.  Incorporation of Documents by Reference............................4

Item 4.  Description of Securities..........................................4

Item 5.  Interests of Named Experts and Counsel.............................5

Item 6.  Indemnification of Officers, Directors,
         Employees and Agents; Insurance....................................5

Item 7.  Exemption from Registration Claimed................................8

Item 8.  Exhibits...........................................................8

Item 9.  Undertakings.......................................................8


Signatures ................................................................11

Exhibit Index .............................................................12


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

                              PART 1

            INFORMATION REQUIRED IN THE SECTION 10(a)

                            PROSPECTUS

Item 1.     The Plan Information.

The 2005 Plan

DataLogic International, Inc. (the "Company"), previously filed with the Securities and Exchange Commission a registration statement on Form S-8 (File No. 333-126130) on June 24, 2005, registering 5,000,000 shares of its common stock reserved for issuance under the Company's 2005 Non-Qualified Stock and Stock Option Plan (the "2005 Plan"). In September 2005, the Company's Board of Directors approved an amendment to the 2005 Plan to increase the number of shares of common stock available for issuance under the 2005 Plan from 5,000,000 to 12,000,000. This current registration statement on Form S-8 is being filed to reflect the increase in the number of shares available for issuance under the 2005 Plan. The initial registration statement is incorporated by reference to this Registration Statement with the exception of any changes as set forth below.

The 2006 Plan

The Company's 2006 Stock Incentive Plan (the "2006 Plan") was adopted by the Company's Board of Directors on June 1, 2006. The Board of Directors has initially reserved 8,000,000 shares of Common Stock for issuance under the 2006 Plan.

Purpose
-------

The primary purpose of the 2006 Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees.

What Types of Incentives May Be Awarded Under The 2006 Plan?
------------------------------------------------------------

Awards under the 2006 Plan may be made in the form of (i) incentive stock options (to our eligible employees only); (ii) nonqualified stock options;
(iii) restricted stock; (iv) stock awards; (v) performance shares; or (vi) any combination of the foregoing. No incentive stock options may be granted more than ten years after June 1, 2006.

Who Is Eligible to Participate in the 2006 Plan?
-----------------------------------------------

Only our employees may receive incentive stock options. Any of our employees, officers, directors and consultants, except for instances where a consultant's services are in connection with the offer or sale of securities in a capital-raising transaction, or such


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


services directly or indirectly promote or maintain a market for our securities, and subject to any other limitations as may be provided by the Internal Revenue Code of 1986 (the "Code"), the Securities and Exchange Act of 1934 (the "Exchange Act"), or our Board of Directors, may receive nonqualified stock options, restricted stock, stock awards, performance shares or any combination of the foregoing. In making determinations regarding eligibility to participate in the 2006 Plan, our Board of Directors may take into account the nature of the services rendered by such person, his or her present and potential contribution to our success, and such other factors as our Board of Directors, in its discretion, shall deem relevant. We currently have thirty-four (34) employees (including our officers and directors) who are eligible to participate in the 2006 Plan. We use various consultants, the approximate number of which we cannot determine, who will also be eligible to participate in the 2006 Plan. There are no other eligibility requirements such as length of service or full-time commitment to be eligible to participate in the 2006 Plan. It is not possible to determine the benefits or amounts that either will be received by or allocated to any particular person or group of people under the 2006 Plan or would have been received by or allocated to any particular person or group of people for 2005 if the 2006 Plan had been in effect.

Who Will Administer the 2006 Plan?
----------------------------------

Our Board of Directors or a committee appointed by our Board of Directors will, in its sole discretion, administer the 2006 Plan. A committee appointed by our Board of Directors must consist of not fewer than two members of the Board of Directors each of whom must qualify (at the time of appointment to the committee and during all periods of service on the committee) in all respects as a Non-Employee Director (within the meaning of Rule 16b-3 under the Exchange Act) and as an Outside Director (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code).

What Is the Amount and Per Share Value of
the Common Stock Subject to the 2006 Plan?
------------------------------------------

The maximum aggregate number of shares of our $0.001 par value common stock reserved for issuance under the 2006 Plan is 8,000,000 shares, all of which are available for incentive stock options. We will receive services as consideration for any equity incentives that we award under the 2006 Plan.

How Will the Exercise Price and Expiration Date of Options Be Determined?
-------------------------------------------------------------------------

Our Board of Directors, in its sole discretion, will determine the exercise price of any options granted under the 2006 Plan. The exercise price of an incentive stock option cannot be less than (i) 100% of the fair market value of the common stock on the date of grant or (ii) in the case of an incentive stock option granted to an individual who owns (or is deemed to own pursuant to Section 424(d) of the Code), at the time of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock (a "10% Stockholder"), 110% of the fair market value of the common stock on the date of grant. The exercise price of a nonqualified stock option may be less than 100% of the fair market value of the common stock on the date of grant; provided, however, that the exercise price of each nonqualified stock option granted under the 2006 Plan cannot in any event be less than the par value per share of our common stock.


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


Our Board of Directors, in its sole discretion, will determine the expiration date of any options granted under the 2006 Plan; provided that with respect to an incentive stock option the expiration date must be within (i) ten years from the date of grant, or such shorter period as may be specified by our board of directors, or (ii) in the case of 10% Stockholder, five years from the date of grant.

What Happens to Options Upon Termination of Employment or Other Relationships?
------------------------------------------------------------------------------

An incentive stock option will lapse and cease to be exercisable upon an employee's termination of service within such period following the termination as shall have been determined by our Board of Directors; provided that such period shall not exceed the period of time ending on the date three months following the termination, unless employment was terminated: (i) as a result of permanent and total disability within the meaning of Section 22(e)(3) of the Code, in which event such period shall not exceed the period of time ending on the date twelve months following the termination; or (ii) as a result of death, or if death shall have occurred following termination (other than as a result of disability) and during the period that the incentive stock option was still exercisable, in which event such period may not exceed the period of time ending on the earlier of the date twelve months after the date of death. Such period following a termination of service or death shall in no event extend beyond the original period during which the incentive stock option was originally exercisable. A nonqualified stock option shall lapse and cease to be exercisable upon a termination of service or within such period following a termination of service as shall have been determined by our Board of Directors.

Are the Stock Incentives Awarded Under the 2006 Plan Transferable?
------------------------------------------------------------------

Options awarded under the 2006 Plan generally are not transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the recipient only by the recipient or the recipient's guardian or legal representative. In the event of the death of a recipient, any unexercised options may be exercised by the executor or personal representative of such recipient 's estate or by any person who acquired the right to exercise such options by bequest under the recipient's will or by inheritance.

Our Board of Directors, in its sole discretion, may at any time permit a recipient to transfer a nonqualified stock option for no consideration to or for the benefit of one or more members of the recipient's Immediate Family (including, without limitation, to a trust for the benefit of the recipient and/or one or more members of such recipient's Immediate Family or a corporation, partnership or limited liability company established and controlled by the recipient and/or one or more members of such recipient 's Immediate Family), subject to such limits as our board of directors may establish. For purposes of the 2006 Plan, the term "Immediate Family" means any child, stepchild,


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




grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and includes adoptive relationships.

What Equitable Adjustments Will Be Made in the
Event of Certain Changes in Our Common Stock?
----------------------------------------------

Our Board of Directors may appropriately adjust the total amount of shares with respect to which equity incentives are granted under the 2006 Plan and rights of outstanding grants (both as to the number of shares subject to the outstanding grants and the option price(s) or other purchase price(s) of such shares, as applicable) for any increase or decrease in the number of outstanding shares of our common stock resulting from payment of a stock dividend on our common stock, a stock split or subdivision or combination of shares of our common stock, or a reorganization or reclassification of our common stock, or any other change in the structure of shares of our common stock. Such adjustments and the manner of application of the foregoing provisions will be determined by our Board of Directors in its sole discretion. All adjustments made in respect of each incentive stock option shall be made so that such incentive stock option will continue to be an incentive stock option, as defined in Section 422 of the Code.

What Will Happen in the Event of a Change
of Control, Dissolution or Liquidation?
---------------------------------------

Upon a change of control which includes us adopting a plan of merger or consolidation with any other corporation or association as a result of which the holders of our voting capital stock as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation, approving an agreement providing for the sale or transfer (other than as security for our obligations) of substantially all our assets, or, in the absence of a prior expression of approval by our Board of Directors, upon any person (other than a person, or group including a person, who beneficially owns more than 5.0% of our voting capital stock) acquiring more than 20% of our voting capital stock, as provided in the 2006 Plan, all outstanding stock options will become immediately exercisable in full, all outstanding performance shares will be paid out as soon as practicable, and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed will be deemed vested. Our Board of Directors is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to recipients and to us, with respect to an outstanding equity incentive awarded under the 2006 Plan in the event of a change of control or other similar event. Such action may include, but shall not be limited to, establishing, amending or waiving the form, terms, conditions and duration of such equity incentive, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. Our Board of Directors may take such actions by adopting rules and regulations of general applicability to all recipients or to certain categories of recipients, by including, amending or waiving terms and conditions in an equity incentive, or by taking action with respect to individual recipients from time to time.

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


Upon our dissolution or liquidation, each equity incentive granted under the 2006 Plan and then outstanding will terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to the effective date of such dissolution or liquidation, each such outstanding equity incentive granted under the 2006 Plan will be exercisable in full and all restrictions shall lapse as provided in the 2006 Plan.

May the 2006 Plan Be Modified, Amended or Terminated?
-----------------------------------------------------

Our Board of Directors at any time and from time to time may amend or terminate the 2006 Plan as may be necessary or desirable to implement or discontinue the 2006 Plan or any provision thereof. To the extent required by the Exchange Act or the Code, however, no amendment, without approval by our stockholders, shall: (a) materially alter the group of persons eligible to participate in the 2006 Plan; (b) change the maximum aggregate number of shares of common stock that are available for issuance under the 2006 Plan;
(c) alter the class of individuals eligible to receive an incentive stock option, increase the limit on value of shares first exercisable during with respect to any incentive stock option, or the value of shares of common stock for which an employee may be granted an incentive stock option.

Our Board of Directors or our stockholders may not amend or discontinue the 2006 Plan or any provision of the 2006 Plan so as to adversely affect (in the sole discretion of our Board of Directors) any equity incentive awarded under the 2006 Plan without the written consent of the recipient of such award; provided, however, that our Board of Directors retains the right and power to:
(a) annul the grant of any equity incentive if the recipient is terminated for cause as determined by our Board of Directors; and (b) convert any outstanding incentive stock option to a nonqualified stock option.

What Are the Federal Income Tax Consequences
Related to Awards Under the 2006 Plan?
--------------------------------------

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE 2006 PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2006 PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

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


Incentive Stock Options. No taxable income is recognized on grant of an incentive stock option or on its exercise (unless the participant is subject to the alternative minimum tax ("AMT"). If the participant holds the stock acquired upon exercise of an incentive stock option (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the participant disposes of ISO Shares prior to the expiration of either required holding period described above (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the participant.

Alternative Minimum Tax. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($58,000 in case of a joint return, and $40,250 in the case of an unmarried person, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the incentive stock option, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock. A participant will not have taxable income upon grant unless he or she elects under Section 83(b) of the Code to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares received minus any amount paid for the shares.


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


Tax Effect on the Company. We generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four other most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2006 Plan, setting limits on the number of shares subject to awards that any individual may receive in a calendar year, and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2006 Plan has been designed to permit our Board of Directors to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.


Item 2.  Registrant Information and Employee Plan Annual Information

The documents incorporated by reference in Item 3 of Part II of the Form S-8, and any other documents required to be delivered pursuant to Rule 428(b), promulgated under the Securities Act, are available from the company, without charge, upon written or oral request. Requests for documents should be directed to the CFO of the company at 18301 Von Karman, Suite 250, Irvine, CA 92612 or (949) 260-0120. The documents incorporated by reference in Item 3 of
Part II of the Form S-8 are also incorporated in this Prospectus by reference thereto.


                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by DataLogic International, Inc., a Delaware corporation, are incorporated herein by reference:

            (a) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the Securities and Exchange Commission on April 17, 2006;

            (b) the Company's lastest Quarterly Report on Form 10-QSB for the three months ended March 31, 2006 filed with the Securities and Exchange Commission on May 22, 2006;

            (c) The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended December 31, 2005;


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

            (d) A description of the Company's common stock, which is contained in the Form SB-2/A-3 Registration Statement filed by the Company with the Commission on December 30, 1999, as amended through the date hereof; and

            (e) All other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Officers, Directors, Employees and Agents;
           Insurance.

      Section 145 of the Delaware General Corporation Law specifies as follows:

            (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

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


            (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (d) Any indemnification under subsections (a) and (b) in this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.


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


            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, or trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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


            (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

      Our Certificate of Incorporation also provides as follows:

            SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

      Our Bylaws provide as follows with respect to indemnification and insurance:

            Section 17. Indemnification of Directors, Officers, Employees and Agents. The Corporation shall indemnify each director, officer, employee and agent of the Corporation, as amended by the provisions of Section 145 of the Delaware General Corporation Law, as set forth in Article VI of these Bylaws.

      We have not currently made any arrangements regarding directors and officers insurance, but may do so in the future.

      INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.      Exhibits.

            (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:


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


Exhibit No.  Title
___________ __________________________________________________________________
5.1         Legal opinion of Weed & Co. LLP
10.1        2005 Non-Qualified Stock & Stock Option Plan (1)
10.2        Amendment No. 1 to 2005 Non-Qualified Stock & Stock Option Plan(2)
10.3        2006 Stock Incentive Plan
23.1        Consent of Weed & Co. LLP (included in the opinion filed as
            Exhibit 5.1 hereto).
23.2        Consent of Kabani & Company, Inc.
23.3        Consent of Corbin & Company, LLP

(1) Filed with Form S-8 on June 24, 2005, and incorporated herein by reference.
(2) Filed with Annual Report on Form 10K-SB filed on April 17, 2006, and incorporated herein by reference


Item 9.     Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

            (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if registration statement is on Form S-3, Form S-8 or Form F-3, and the information required [or] to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability pursuant to the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 29, 2006.

                             DATALOGIC INTERNATIONAL, INC.
                             (Registrant)

                             /s/ Keith Moore
                             ---------------------------------------------
                             Keith Moore,
                             Director and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signatures                         Title                           Date
_____________________________________________________________________________

/s/ Keith Moore          Chief Executive Officer & Director     June 29, 2006
_____________________
Keith Moore,

/s/ Khanh D. Nguyen      President, Chief Financial Officer     June 29, 2006
_____________________    & Director
Khanh D. Nguyen,


/s/ Derek Nguyen         Chief Information Officer & Director   June 29, 2006
_____________________
Derek Nguyen,


/s/ Walt Camping         Director                               June 29, 2006
_____________________
Walt Camping

                        INDEX TO EXHIBITS

Exhibit No.       Title
___________ __________________________________________________________________

5.1    Legal opinion of Weed & Co. LLP
10.1   2005 Non-Qualified Stock & Stock Option Plan (1)
10.2   Amendment No. 1 to 2005 Non-Qualified Stock & Stock Option Plan (2)
10.3   2006 Stock Incentive Plan
23.1 Consent of Weed & Co. LLP (included in the opinion filed as Exhibit 5.1 hereto).
23.2   Consent of Kabani & Company, Inc.
23.3   Consent of Corbin & Company, LLP

(1) Filed with Form S-8 on June 24, 2005, and incorporated herein by reference.
(2) Filed with Annual Report on Form 10K-SB filed on April 17, 2006, and incorporated herein by reference


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